Calculation of Filing Fee Tables
S-3
PUGET SOUND ENERGY INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.598% Senior Secured Notes due 2055	457(r)	300,000,000		$ 300,000,000.00	0.0001531	$ 45,930.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Debt	Senior Secured Notes of Puget Sound Energy, Inc.	415(a)(6)			$ 200,000,000.00			S-3	333-289101	07/30/2025	$ 18,540.00
			Total Offering Amounts:				$ 500,000,000.00		$ 45,930.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 45,930.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all registration fees for the registration statement on Form S-3ASR (File No. 333-289101), filed on July 30, 2025 (the "2025 Registration Statement"). This filing fee exhibit is in connection with a final prospectus supplement dated September 8, 2025, filed by the registrant with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) of the Securities Act.

[2]	On August 8, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-266649) (the "Prior Registration Statement") with the SEC registering an aggregate principal amount of $1,400,000,000 of senior secured notes, for which a filing fee of $129,780 was paid. The Prior Registration Statement was declared effective by the SEC on August 23, 2022. On May 16, 2023, the registrant filed a prospectus supplement pursuant to Rule 424(b)(5) to register the issuance of senior secured notes in an aggregate principal amount of $400,000,000 and on June 5, 2024, the registrant filed a prospectus supplement pursuant to Rule 424(b)(5) to register the issuance of senior secured notes in an aggregate principal amount of $800,000,000. As of July 30, 2025, the registrant had not sold any additional senior secured notes registered for sale pursuant to the Prior Registration Statement. Pursuant to the 2025 Registration Statement, the registrant registered the offer and sale of the remaining $200,000,000 aggregate principal amount of senior secured notes that had not been sold pursuant to the Prior Registration Statement (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the $18,540 filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities under this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A